Exhibit 99.1
2011 Annual General Meeting December 1, 2011 NASDAQ (UNIS) and ASX (UNS)

Cautionary Note Regarding Forward-Looking Statements This presentation contains forward looking statements under the safe harbor provisions of the US securities laws. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However you should not place undue reliance on any such forward looking statements as these are subject to risks and uncertainties. Please refer to our press releases and our SEC filings for more information regarding the use of forward looking statements.

Chairman's Welcome Jim Bosnjak OAM NASDAQ (UNIS) and ASX (UNS)

The Unilife Board of Directors Executive Director and CEO since the founding of Unilife in 2002 Alan Shortall

The Unilife Board of Directors Non Executive Director since 2006 CFO of Unilife from 2005 - 2009 Chartered accountant with 25 years experience in financial and senior management roles in U.S. and Australia Jeff Carter MApp. BFin

The Unilife Board of Directors Non-Executive Director since 2008 Serves on Compensation and Nominating and Corporate Governance Committees More than 30 years experience in development and implementation of business growth and alternative investment strategies William Galle

The Unilife Board of Directors Non-Executive Director since 2009 Chair of Audit Committee Advising publicly listed companies on SEC reporting, M&A, and public accounting audit services since 1991 John Lund, CPA

The Unilife Board of Directors Non-Executive Director since 2010 Chair of the Strategic Partnerships Committee CEO of Church Pension Fund Group Previously SVP of Finance, Tax and Treasury at Wyeth Mary Kate Wold, J.D.

The Unilife Board of Directors Non-Executive Director since 2010 Chair of Nominating and Corporate Governance Committee Executive Vide President and General Counsel for Kraft Foods Marc Firestone J.D.

Agenda Confirmation of Quorum Resolutions 2011 Achievements and Outlook - Alan Shortall Questions Confirmation of Results Other Business

Confirmation of Quorum Unilife's quorum requirement is one-third of outstanding shares being represented either in person or by proxy Unilife has received at least 50% of the total outstanding shares entitled to vote are represented by person or by proxy.

CEO Presentation by Mr. Alan Shortall NASDAQ (UNIS) and ASX (UNS)

Our Position Redefining the market for advanced drug delivery systems Innovative, differentiated devices that can enable, enhance and extend the commercial success of injectable drugs and vaccines A rich portfolio of device technologies driven by unmet needs Our devices address the specific needs of the pharmaceutical customer, the therapeutic drug and the target patient Fully serving our customers with speed, agility and reliability Collaborations can originate during the clinical development of a pipeline drug and span its entire commercial lifecycle

State-of-the-art facility in York, PA Annual Highlights

Our Broad Operational Capabilities Enabling us to serve as an integrated partner for device innovation

Annual Highlights

Continued to strengthen world-class team

Management appointments this year include:

Name	Title	Previous Employment
Dr. Ramin Mojdeh	COO	BD (Pharma Systems & Product Development)
Dr. Jack Kelley	VP, Strategic Marketing	BD, Medtronic
Mike Ratigan	VP, Commercial Development	BD, Stryker
Dr. Masoud Samandi	VP, R&D	BD
Todd Smith	VP, Integrated Supply Chain	ConvaTec, Bristol Myers Squibb, Accenture
Ian Hanson	Director, Advanced Delivery	Medtronic Diabetes
Joe Runkle	Senior Scientist	Teleflex, West Pharma
Alex Goraltchouk	Snr Mngr, Advanced Drug Delivery	Allergan
Dr. Ashley Palmer	Mngr, Advanced Drug Delivery	BD
Dr. Jyoti Gupta	Mngr, Advanced Drug Delivery	BD
Dr. Gautam Shetty	Mngr, Advanced Drug Delivery	BD
Dr. Molly Miller (BD)	Mngr, Advanced Drug Delivery	BD

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Completion of Unifill Syringe Industrialization Program Annual Highlights

Commenced Initial Supply of Unifill Syringe Annual Highlights

U.S. Rollout of Unitract(r) 1mL syringes Annual Highlights

Diversified portfolio of Advanced Drug Delivery Systems Annual Highlights

Unifill Select Annual Highlights

Rita Auto-Injector Annual Highlights

AutoInfusor Annual Highlights

First organ delivery device scheduled to enter into drug clinical trials with pharmaceutical partner in early 2012 Strong financial opportunity with U.S. and international prevalence rates for the target disease state being very high U.S. treatment costs exceeding $30 billion Device helps enable drug commercialization (avoids invasive surgery) Device-IP may extend lifecycle of combination products Novel Device for Targeted Organ Delivery Annual Highlights

Recent Capital Raising U.S. institutional investors purchased 8.25 million shares of Unilife common stock at a price of $4.35 per share 1st U.S. offering over-subscribed, strong participation from blue- chip accounts, healthcare dedicated and long-only funds 8.6% discount to UNIS's closing price of $4.76 11% of outstanding shares after this offering Net proceeds from offering are approximately $33.8 million

Recent Capital Raising Benefits of stronger cash position and balance sheet include: Strengthens negotiating position as Unilife begins to finalize partnership agreements with pharmaceutical companies Acceleration of R&D pipeline Expand workforce to support continued business growth Broadens and expands Unilife shareholder base

All key elements of business strategy now in place Commercial rollout of Unifill proceeding exactly to plan Developed significant new pipeline products in direct response to unmet customer needs Discussions with multiple customers across multiple areas Attractive model with long-term contracts and strong margins Redefining the market for advanced drug delivery systems Differentiated products aimed at fastest-growing, highest-value sectors Becoming intertwined with $200 billion global injectable drug market Summary

Resolutions

Election of Directors Item 1. Item 1.

Item 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012 the fiscal year ending June 30, 2012 the fiscal year ending June 30, 2012 the fiscal year ending June 30, 2012

Item 3. Item 3. To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers

Item 4. Item 4. To consider and act on an advisory vote regarding the frequency of stockholder approval of the compensation of certain executive officers

Item 5. Item 5. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to Slavko James Joseph Bosnjak on the terms set out in the proxy statement * Excludes 4,440,622 shares voted on this proposal as required by ASX rules.

Item 6. Item 6. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to Jeff Carter on the terms set out in the proxy statement * Excludes 4,440,622 shares voted on this proposal as required by ASX rules.

Item 7. Item 7. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to William Galle on the terms set out in the proxy statement * Excludes 4,440,622 shares voted on this proposal as required by ASX rules.

Item 8. Item 8. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to John Lund on the terms set out in the proxy statement * Excludes 4,440,622 shares voted on this proposal as required by ASX rules.

Item 9. Item 9. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to Mary Katherine Wold on the terms set out in the proxy statement * Excludes 4,440,622 shares voted on this proposal as required by ASX rules.

Item 10. Item 10. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to Marc Firestone on the terms set out in the proxy statement * Excludes 4,440,622 shares voted on this proposal as required by ASX rules.

Item 11. Item 11. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,916,000 securities to Alan D. Shortall on the terms set out in the proxy statement * Excludes 4,440,622 shares voted on this proposal as required by ASX rules.

Item 12. Item 12. For the purposes of ASX Listing Rule 7.2 (Exception 9) and for all other purposes, to approve the 2009 Stock Incentive Plan, as proposed to be amended * Excludes 4,440,622 shares voted on this proposal as required by ASX rules.

Questions

Other Business

Meeting Close